UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

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☐    Filed by a Party other than the Registrant

Check the appropriate box:

☐    Preliminary Proxy Statement

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☒    Definitive Proxy Statement

☐    Definitive Additional Materials

☐    Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

FIREARMS TRAINING SYSTEMS, INC.

(Name of Registrant as Specified In Its Certificate)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

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Notes:

Reg. (S) 240.14a-101.

SEC 1913 (3-99)

FIREARMS TRAINING SYSTEMS, INC.

7340 McGinnis Ferry Road

Suwanee, GA 30024

July 29, 2003

To Our Stockholders:

On behalf of the Board of Directors and management of Firearms Training Systems, Inc., I cordially invite you to the Annual Meeting of Stockholders to be held on August 29, 2003 at 10:00 a.m., at Firearms Training Systems, Inc.’s Headquarters, 7340 McGinnis Ferry Road, Suwanee, GA 30024.

At the Annual Meeting, stockholders will be asked to re-elect Scott Perekslis and Ron Whitaker to serve an additional term as directors of the Company. Information regarding this and certain other matters is contained in the accompanying Proxy Statement.

A copy of the Company’s fiscal year 2003 Annual Report to Stockholders, which contains financial statements and other important information about the Company’s business, is also enclosed.

It is important that your shares of stock are represented at the meeting, regardless of the number of shares you hold. You are encouraged to specify your voting preferences by marking and dating the enclosed proxy card. However, if you wish to vote for re-electing Mr. Perekslis and Mr. Whitaker, all you need to do is sign and date the proxy card.

Please complete and return the proxy card in the enclosed envelope whether or not you plan to attend the meeting. If you do attend and wish to vote in person, you may revoke your proxy at that time.

We hope you are able to attend, and look forward to seeing you.

Sincerely,

RONAVAN MOHLING

Chairman of the Board of Directors

and Chief Executive Officer

FIREARMS TRAINING SYSTEMS, INC.

7340 McGinnis Ferry Road

Suwanee, GA 30024

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON AUGUST 29, 2003

To the Stockholders of Firearms Training Systems, Inc.:

Notice is hereby given that the Annual Meeting of Stockholders of Firearms Training Systems, Inc. will be held at 10:00 a.m. on August 29, 2003 at Firearms Training Systems, Inc.’s Headquarters, 7340 McGinnis Ferry Road, Suwanee, GA 30024, for the following purposes:

1.    To re-elect two of the five directors constituting the Board of Directors to serve for three years and until their successors are elected and qualified, and

2.    Such other matters as may properly come before the meeting and any adjournment or postponement thereof.

Only stockholders of record on July 21, 2003 are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

By Order of the Board of Directors,

JOHN A. MORELLI

Secretary

Suwanee, Georgia

July 29, 2003

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE FILL IN, DATE, SIGN, AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED BUSINESS REPLY ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE, AND IF YOU ARE PRESENT AT THE ANNUAL MEETING, YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT THAT TIME AND EXERCISE THE RIGHT TO VOTE YOUR SHARES PERSONALLY.

PROXY STATEMENT

For the Annual Meeting of Stockholders

To be Held on August 29, 2003

This Proxy Statement is furnished by Firearms Training Systems, Inc. (“FATS” or the “Company”) to its stockholders in connection with the solicitation of proxies by the Board of Directors of FATS for use at the FATS 2003 Annual Meeting of Stockholders (Annual Meeting) to be held on August 29, 2003, including any postponement or adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. The Company’s principal offices are located at 7340 McGinnis Ferry Road, Suwanee, Georgia 30024. The cost of soliciting proxies will be borne by the Company. The directors, officers and employees of the Company will solicit proxies through the use of the mails and by telephone. Management intends to mail this Proxy Statement and the accompanying form of proxy to stockholders on or about July 29, 2003.

Only stockholders of record at the close of business on July 21, 2003 (the Record Date) are entitled to notice of and to vote in person or by proxy at the Annual Meeting. As of the Record Date, there were 70,153,139 shares of Class A Voting Common Stock, $0.000006 par value per share (Common Stock) of FATS outstanding and entitled to vote at the Annual Meeting. The presence of a majority of such shares is required, in person or by proxy, to constitute a quorum for the conduct of business at the Annual Meeting. Each outstanding share of Common Stock is entitled to one vote on any matter submitted for vote by the stockholders. Proxies submitted which contain abstentions or broker non-votes are included in determining whether a quorum is present, but will not affect the outcome of the vote. Unless otherwise indicated on a proxy, all duly executed proxies granted by the holders of the Common Stock will be voted individually at the Annual Meeting for the election of the nominees. Mr. Perekslis and Mr. Whitaker have indicated that they will serve as directors if elected, but if the situation should arise that either of them is no longer able or willing to serve, the proxy may be voted for the election of such other person as may be designated by the Board of Directors.

Directors are elected by a plurality of the votes cast by the holders of shares of Common Stock entitled to vote for the election of directors at a meeting at which a quorum is present. Each other question shall (unless otherwise provided by law, the Certificate of Incorporation or the By-laws) be decided by the vote of the holders of stock having a majority of votes entitled to vote on such question which are present in person or by proxy at the meeting.

Proxies in the accompanying form, duly executed and returned to the management of the Company, and not revoked, will be voted at the Annual Meeting. The stockholder may revoke any proxy given pursuant to this solicitation at any time prior to the voting of the proxy by delivery of a subsequently dated proxy, by written notification to the Secretary of the Company, or by personally withdrawing the proxy at the Annual Meeting and voting in person.

Proxies that are executed but which do not contain any specific instructions will be voted for the election of the nominees for director specified herein and in the discretion of the persons appointed as proxies, on any other matter that may properly come before the Annual Meeting or any postponement or adjournment thereof, including any vote to postpone or adjourn the Annual Meeting.

A copy of the Company’s Annual Report for the fiscal year ended March 31, 2003 is being furnished herewith to each stockholder of record as of the close of business on July 21, 2003. Additional copies of the Annual Report will be provided free of charge upon written request to:

FIREARMS TRAINING SYSTEMS, INC.

ATTN: INVESTORS RELATIONS DEPARTMENT

7340 McGINNIS FERRY ROAD

SUWANEE, GEORGIA 30024

If the person requesting the Annual Report was not a stockholder of record on July 21, 2003, the request must include a representation that the person was a beneficial owner of Common Stock on that date. Copies of any exhibits to the Form 10-K will also be furnished on request and upon payment of the Company’s expenses in furnishing the exhibits.

OWNERSHIP OF STOCK BY DIRECTORS, EXECUTIVE OFFICERS

AND PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership of Common Stock as of July 21, 2003 by: (i) each person (or group of affiliated persons) who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock; (ii) each of the Company’s directors and director nominees; (iii) the Company’s chief executive officer and each of the other executive officers included in the Summary Compensation Table; and (iv) the Company’s current directors and executive officers as a group. Except as indicated in the footnotes to the table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock indicated as being beneficially owned by them.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	%(6)
Bank of America Corporation (1)	12,757,426	18.2%
Dominion Resources, Inc. c/o First Source Financial, LLP (2)	9,467,188	13.5%
U.S. Bank National Association (First Bank, N.A.)(3)	4,260,375	6.1%
Centre Capital Investors II, L.P. (4)(5)	26,339,374	35.7%
Centre Capital Tax-Exempt Investors II, L.P. (4)(5)	2,944,422	4.2%
Centre Capital Offshore Investors II, L.P. (4)(5)	5,219,372	7.4%
Centre Partners Coinvestment L.P. (4)(5)	3,822,535	5.4%
Centre Partners II, L.P. (4)(5)	34,503,168	46.1%
Centre Partners II, L.L.C. (4)(5)	38,954,015	51.7%
Centre Partners Management LLC (4)(5)	39,060,715	51.8%
Ronavan Mohling	—	*
David W. McGrane	—	*
John A. Morelli (7)	332,518	*
Scott Perekslis (8)	24,643	*
Ronald C. Whitaker	—	*
Mary Ann Gilleece	—	*
All current directors and executive officers as a group	357,161	0.5%

(1)	The address of Bank of America Corporation is 100 North Tryon Street, Charlotte, North Carolina. Bank of America is the parent of NB Holdings Corporation, which is the parent company of Bank of America, N.A. Information regarding ownership of Common Stock included herein is in reliance on information set forth in a Form 3 filed on September 6, 2000 with the Securities Exchange Commission (the Commission), reflecting ownership as of August 25, 2000, as well as information set forth in Schedule 13D filed on September 6, 2000.

(2)	The address of Dominion Resources, Inc. is 120 Tredegear Street, Richmond, Virginia 23219. Dominion Resources is a holding company and its subsidiaries include Dominion Capital, Inc., whose subsidiaries include Virginia Financial Ventures, Inc. and N.H. Capital, Inc., the general partners of First Source Financial, LLP. Information regarding ownership of Common Stock included herein is in reliance on information set forth in a Schedule 13D filed on September 6, 2000 with the Commission, reflecting ownership as of August 25, 2000.

(3)	The address of U.S. Bank National Association is U.S. Bank Place, 601 Second Avenue South, Minneapolis, Minnesota. Information regarding ownership of Common Stock included herein in reliance on information set forth in a Schedule 13D filed on September 6, 2000 with the Commission, reflecting ownership as of August 25, 2000.

(4)

Centre Partners II, L.P. is the general partner of Centre Capital Investors II, L.P., Centre Capital Tax-Exempt Investors II, L.P. and Centre Capital Offshore Investors II, L.P. and has shared voting and investment authority with those entities. Centre Partners II, L.L.C. is the general partner of Centre Partners Coinvestment L.P. and Centre Partners II, L.P. and has shared voting and investment authority with those entities. Also, Centre Partners II, L.L.C. has been delegated voting and investment authority with respect to an additional 571,181 shares of Common Stock and 57,131 warrants. Centre Partners Management LLC has a management agreement with Centre Partners II, L.P. and Centre Partners II, L.L.C. through which Centre Partners Management LLC obtained shared voting and investment authority with those entities. In addition, Centre Partners Management LLC has sole voting and investment authority for 106,700 shares of Common Stock. All of these entities are referred to herein as the Centre Entities.

(5)	The address of the Centre Entities is 30 Rockefeller Plaza, New York, New York 10020, except that the address of Centre Capital Offshore Investors II, L.P. is c/o Reid Management, Cedar House, 41 Cedar Avenue, Box HM 1179, Hamilton, Bermuda. Information regarding ownership of Common Stock by the Centre Entities included herein is in reliance on information set forth in a Schedule 13D/ A filed on May 16, 2002 with the Commission reflecting ownership as of May 13, 2002 and on information provided by Centre Management. On May 13, 2002, certain of the Centre Entities acquired 7,100,391 shares of Common Stock from PB Capital Corporation, whose parent company is Deutsche Postbank AG whose address is Friedrich-Ebert-Allee 114-126, 53113 Bonn, Germany, as follows: Centre Capital Investors II, L.P.: 4,870,385 shares; Centre Capital Tax-Exempt: 544,472 shares; Centre Capital Offshore Investors II, L.P.: 965,071 shares and Centre Partners Coinvestment L.P.: 720,463 shares.

(6)	Based on 70,153,139 shares of Common Stock outstanding on July 21, 2003. Calculation of percentage of beneficial ownership assumes the exercise of all options exercisable within 60 days of July 21, 2003 only by the respective named shareholder.

(7)	Mr. Morelli’s beneficial ownership includes exercisable options for 291,261 shares. In addition, Mr. Morelli’s beneficial ownership includes 8,757 shares, held in a 401(k) plan for his benefit as of July 21, 2003, over which Mr. Morelli has been delegated voting and investment power and 2,500 shares owned by his wife.

(8)	Includes 21,965 shares of Common Stock and 2,678 warrants held in a 401(k) plan for the benefit of Mr. Perekslis over which Mr. Perekslis has delegated voting and investment authority to the Centre Entities pursuant to certain co-investment arrangements.

ELECTION OF DIRECTORS AND INFORMATION REGARDING DIRECTORS

(Item Number 1 on the Proxy Card)

The by-laws of FATS provide that the Board of Directors shall consist of not less than one director, with the exact number being set from time to time by the Board. The Restated Certificate of Incorporation of the Company divides the Board of Directors into three classes, as nearly equal in number as possible, and each class is elected for a three year term. There are currently four members serving on the Board of Directors with one vacancy for a Class II director, for which the Company is seeking qualified applicants.

Mr. William J. Bratton, a Class II director of the Company since September 17, 1996, resigned from the Company’s Board of Directors in December 2002 after being named Chief of Police for the city of Los Angeles, California.

The terms of Scott Perekslis and Ronald C. Whitaker, the Class I directors, expire at the Annual Meeting. Mr. Perekslis has served as a director of the Company since July 1996. Mr. Whitaker was named as a director in October 2000 to fill a vacancy. Mr. Perekslis and Mr. Whitaker have been nominated for election to serve as Class I directors until the 2006 Annual Meeting of Stockholders and until the election and qualification of their respective successors.

The Board of Directors

Class I—Nominees Standing for Re-Election

SCOTT PEREKSLIS

MANAGING DIRECTOR

CENTRE PARTNERS MANAGEMENT LLC

Scott Perekslis, age 35, has served as a Director of the Company since July 31, 1996. Mr. Perekslis also served as a Vice President of the Company from July 31, 1996 through July 18, 1997. Mr. Perekslis has been a Managing Director at Centre Partners Management LLC since 2001. He has served in various capacities for Centre Partners and its affiliates since 1991. Mr. Perekslis also serves as a Director of American Seafoods, L.P., Maverick Media LLC, Bumble Bee Seafoods, L.P. and as Chairman of the Board of Hyco International, Inc. Mr. Perekslis is a member of the Compensation Committee and the Stock Options Subcommittee of the Board of Directors.

RONALD C. WHITAKER

PRESIDENT and CEO

HYCO INTERNATIONAL, INC.

Ronald C. Whitaker, age 55, was named as a Director of the Company in October 2000 to fill a vacancy that was due to resignation of a director following the Restructure Transaction in fiscal year 2001. Mr. Whitaker has been with Hyco International, Inc. (an industrial equipment manufacturer) since January 2003. He was President and CEO of Strategic Distribution Inc. (a supply chain management company) from September of 2000 through December 2002. Prior to joining SDI, he was an Operating Partner with Pegasus Investors (a private equity funds group) from 1999 to 2000. Previous operational positions were President and CEO of Johnson Worldwide Associates (a sporting goods manufacturer) from 1996 to 1999, President and CEO of EWI, Inc. (an automotive tier 1 supplier) from 1995 to 1996, Chairman, President and CEO of Colt’s Manufacturing Company (a designer and producer of military firearms) from 1992 to 1995, and President CEO of Wheelabrator Corporation (an industrial equipment manufacturer). In addition to Strategic Distribution Inc., he serves on the Board of Directors of Weirton Steel Corporation and Precision Navigation, Inc., and is a member of the Board of Trustees for The College of Wooster. Mr. Whitaker is a member of the Audit Committee of the Board of Directors.

The Board of Directors recommends a vote FOR the nominees.

Class II—Term Expiring in 2004.

RONAVAN MOHLING

PARTNER and PRINCIPAL

CAPITOL PLACES, LLC

Ronavan Mohling, age 61, a Director of the Company since October 2000, was elected by the Board to serve as Chairman of the Board of Directors and Chief Executive Officer on August 9, 2002. Mr. Mohling, a Partner and Principal of Capitol Places, LLC (a private real estate group) since 1998, served from 1988 to 1998 with Bristol-Myers Squibb Company in Europe, the Middle East, and Africa. From 1995 to 1998, he was the Vice President of Business Development, responsible for acquisitions and divestitures, for the company’s Consumer Medicines Division and, from 1992 to 1995 was President of the Consumer Products Division with responsibility for the regions of Europe, the Middle East, and Africa. From 1972 to 1988, Mr. Mohling served in the capacities of President and Vice-President with Schering-Plough Corporation where he was responsible for overseeing the company’s Consumer Products Division. Mr. Mohling was a member of the Audit Committee during the Company’s 2002 fiscal year. Mr. Mohling resigned from the Audit Committee upon being elected Chairman of the Board of Directors and Chief Executive Officer of the Company on August 9, 2002.

Class III—Term Expiring in 2005.

MARY ANN GILLEECE, J.D., L.L.M.

ATTORNEY, MANAGING DIRECTOR

VAN SCOYOC KELLY PLLC

Mary Ann Gilleece, age 62, was named as a Director of the Company in March of 2001. Ms. Gilleece is an Attorney and Managing Director with Van Scoyoc Kelly PLLC, a law firm formed by Stu Van Scoyoc and Kevin Kelly to provide a government contracts and procurement law platform that Van Scoyoc Associates, one of Washington’s most distinctive government relation firms, can retain to address complex acquisition, procurement and regulatory issues. From 1972 to 1975 Ms. Gilleece was an Assistant Attorney General for the Commonwealth of Massachusetts. She was Counsel to the House of Representatives Committee on Armed Services from 1977 to 1983 and then in 1983 was appointed Deputy Undersecretary of Defense Research and Engineering (Acquisition Management) and served in that capacity until August, 1985 after which she returned to private practice. Ms. Gilleece was a partner in the law firm of Manatt Phelps Phillips LLP from June 1997 to June 2002. Ms. Gilleece is a member of the Compensation Committee and the Stock Options Subcommittee of the Board of Directors.

MEETINGS AND COMMITTEES OF THE BOARD

The Board of Directors of the Company meets on a regular basis to supervise, review, and direct the business and affairs of the Company. During the Company’s 2003 fiscal year, the Board held six meetings and also approved two actions through unanimous consent of the Board of Directors in lieu of meetings. The Board of Directors has established an Audit Committee and a Compensation Committee to which it has assigned certain responsibilities in connection with the governance and management of the Company’s affairs. The Company has no standing nominating committee or other committee performing similar functions and the Board of Directors performs such functions.

Each of the current directors attended at least 75% of the total number of meetings of the Board and the committees on which he or she served during the period he or she served in such position.

Audit Committee.    The Board of Directors established the Audit Committee in September 1996 and in fiscal year 2001 adopted a Charter of the Audit Committee. The primary purpose of the Audit Committee is to provide oversight with respect to the Company’s accounting, auditing and financial reporting practices.

Mr. Whitaker, the sole member of the Audit Committee, meets the independence standards of the NASD. During the Company’s 2003 fiscal year, the Audit Committee held three meetings.

Compensation Committee.    The Board of Directors established the Compensation Committee in September 1996 to determine compensation of the Company’s executive officers and to administer the Company’s Stock Option Plan. Ms. Gilleece and Mr. Perekslis were members of the Compensation Committee during the Company’s 2003 fiscal year. During the Company’s 2003 fiscal year, the Compensation Committee held one meeting.

Stock Options Subcommittee.    The Board of Directors established the Stock Options Subcommittee of the Compensation Committee to consider and approve all compensation items, which are intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code, including without limitation, all grants of stock options pursuant to the Company’s Stock Option Plan. Mr. Perekslis and Ms. Gilleece are members of the Stock Options Subcommittee. The Stock Options Subcommittee did not meet during the Company’s 2003 fiscal year.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

SUMMARY COMPENSATION TABLE

The following summary compensation table sets forth information concerning the annual and long-term compensation earned by each person who served as Chief Executive Officer during fiscal 2003 and each of the other highly compensated executive officers whose annual salary and bonus during fiscal 2003 exceeded $100,000 (the persons included in the table, collectively, the “Named Executive Officers”).

	Annual Compensation			All Other Compensation
Officer Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)
Ronavan Mohling (1) Chairman of the Board of Directors and Chief Executive Officer	2003	167,192	135,000
David W. McGrane (2) Chief Operating Officer	2003	148,846	107,500
John A. Morelli (3) Vice President, Chief Financial Officer and Treasurer	2003 2002 2001	135,000 125,000 125,000	50,000 50,000 35,000	2,492 2,942 3,089	(5) (5) (5)
Randy Sugarman (4) Chaiman of the Board of Directors, Interim President, Chief Executive Officer and Chief Operating Officer	2003 2002 2001			211,000 390,000 221,000(4)	(4) (4)

(1)	Mr. Mohling was elected Chairman of the Board of Directors and Chief Executive Officer on August 9, 2002

(2)	Mr. McGrane was named Chief Operating Officer on July 15, 2002

(3)	Mr. Morelli also served as Chief Operating Officer from October 2000 to May 2002

(4)	Mr. Sugarman ceased to be an officer of the Company on August 9, 2002, in connection with the conclusion of the engagement of Sugarman & Company LLP. The amounts included in the table consist of consulting fees for Mr. Sugarman’s services paid to Sugarman & Company LLP, a company in which Mr. Sugarman was managing general partner and had an 80% ownership interest. See “Certain Relationships and Related Transactions—Compensation Committee Interlocks and Insider Participation”

(5)	Matching contributions made to the Company’s 401(k) plan

OPTIONS GRANTED IN FISCAL 2003

There were no options granted to Named Executive Officers during fiscal 2003.

OPTIONS EXERCISED AND FISCAL YEAR-END OPTION VALUES

The following table contains certain information regarding options to purchase common stock held as of March 31, 2003 by each of the named executive officers. There were no exercises of stock options by the Named Executive Officers during the last fiscal year.

	Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In- the-Money Options at Fiscal Year End (1)
Officer Name	Exercisable	Unexercisable	Exercisable	Unexercisable
John A. Morelli	291,261	244,699	$—	$69,000

(1)	The value of unexercised in-the-money options at March 31, 2003, is based on the $0.47 closing price of the Common Stock on March 31, 2003, less the exercise price of the stock option.

The following table provides information about the Company’s shares of Common Stock that may be issued upon exercise of stock options under all the Company’s existing equity compensation plans as of March 31, 2003:

	(a)	(b)	(c)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders:
Stock option plan	1,690,143	$0.87	5,567,178
Stock compensation plan	—	—	189,733
Equity compensation plans not approved by security holders	0	$0.00	0

Total	1,690,143	$0.87	5,756,911

Subsequent to March 31, 2003, and after additional cancellations of options due to terminations, the Company issued Stock Options for a total of 5,800,000 shares of Common Stock under the Stock Option Plan. The options were granted on May 1, 2003, with an exercise price equal to the $0.40 per share market value of the stock on that date.

EMPLOYMENT AND RELATED MATTERS

During the year ended March 31, 2003, the Company entered into an agreement to employ Ronavan R. Mohling as the Company’s Chairman and Chief Executive Officer for a period of three years beginning August 9, 2002. Under the terms of the agreement, Mr. Mohling is entitled to an annual base salary of $270,000 per year and an annual bonus of up to 50% of his base salary. The agreement also provides for Mr. Mohling to receive stock options to purchase 2,100,000 shares of the Company’s stock at the market value of the stock on the date of grant under terms and conditions as specified in the agreement. The options were granted on May 1, 2003. Upon Mr. Mohling’s termination without cause or upon his voluntary termination for good reason, both as defined in the agreement, he would be entitled to an amount equal to his current annual base salary payable in 12 equal monthly installments following his termination.

During the year ended March 31, 2003, the Company entered into an agreement to employ David W. McGrane as the Company’s Chief Operating Officer for a period of three years beginning July 15, 2002. Under the terms of the agreement, Mr. McGrane is entitled to an annual base salary of $215,000 per year and an annual bonus of up to 50% of his base salary. The agreement also provides for Mr. McGrane to receive stock options to purchase 1,400,000 shares of the Company’s stock at the market value of the stock on the date of grant under terms and conditions as specified in the agreement. The options were granted on May 1, 2003. Upon Mr. McGrane’s termination without cause or upon his voluntary termination for good reason, both as defined in the agreement, he would be entitled to an amount equal to his current annual base salary payable in 12 equal monthly installments following his termination.

In March 1999, the Company entered into an employment agreement with John A. Morelli, the Company’s Chief Financial Officer. This agreement has subsequently been amended several times and is currently effective through October 1, 2004 and provides for payment of an amount equal to his current annual base salary payable in 12 equal monthly installments following his termination without cause or voluntary termination for good reason, both as defined in the agreement. Mr. Morelli’s base salary under this agreement for the year ended

March 31, 2003, is $135,000 per annum, and is reviewed annually by the Compensation Committee of the Board of Directors. Mr. Morelli has the opportunity to earn an annual incentive bonus, based upon the Company’s performance, his individual performance and the Company’s liquidity position of up to, but not exceeding, 60% of his base salary.

During their employment period, Mr. Mohling, Mr. McGrane, and Mr. Morelli shall be entitled to participate in the Company’s employee benefit plans that are generally available from time to time to executives of the Company, including group medical, dental, life, accidental death and dismemberment, short-term disability, long-term disability, business travel accident plans, sick leave, vacation, and the profit sharing retirement plan. Under their agreements, these executive officers agreed to certain non-disclosure and non-compete agreements as long as they are receiving payments from the Company, and for up to three years thereafter, and agreed not to directly or indirectly, induce or attempt to induce any employee of the Company to terminate or abandon his or her employment for any purpose whatsoever.

DIRECTORS COMPENSATION

Each director of the Company who is not an employee of the Company is entitled to receive annual compensation of $20,000, payable quarterly. In addition, directors of the Company are reimbursed for their reasonable expenses incurred in attending meetings of the Board of Directors or committees thereof. Directors who are also employees of the Company are not separately compensated for their services as directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The institutions named in the table under the caption Ownership of Stock by Directors, Executive Officers and Principal Stockholders on page 2 of this Proxy Statement (the Lenders) are parties to certain of the Company’s financing arrangements. These financing arrangements were amended on December 31, 2001, March 29, 2002, July 10, 2002, March 14, 2003 and June 26, 2003. The principal purpose and effect of the amendments through March 14, 2003, was to provide additional financial flexibility to the Company primarily through the provision of a $2,200,000 support letter of credit, the elimination of quarterly limitations on capital expenditures and the continuation of certain interest payments through the issuance of additional notes payable. Additional provisions of the amendments provide that the support letter of credit be cash collateralized, the interest rate be raised on the pre-existing revolver from prime plus 1% to prime plus 2%, and the Company be required to pay an unused commitment fee of 0.5% on the unused portion of the support letter of credit commitment. In connection with these amendments, the Company paid fees totaling $250,455 to the Lenders, allocated among them as specified by the terms of the documents governing such amendments.

On June 26, 2003, the Company and the Lenders agreed to further amend the financing arrangements extending the maturity date of the Senior and Junior Secured Loans and the Revolving Loans and Letters of Credit from September 30, 2003 to October 15, 2004, and eliminating further extension options. The amendment also extends to October 15, 2004 the date on which the Company’s mandatorily redeemable preferred stock becomes redeemable by the holders. Under the terms of the amendment, the Company paid an amendment fee of approximately $409,000 in July 2003 and will reduce the outstanding balance of the Senior Secured Loans by approximately $400,000 on December 31, 2003, and by an additional amount of approximately $1,100,000 on June 30, 2004. The interest rate on the Senior Secured Loans increased from prime plus 1% to prime plus 2.5% for the period from June 2, 2003 through December 31, 2003 and will then increase to prime plus 3.5% for the period from January 1, 2004 until the maturity date. The interest rate on the Junior Secured Loans increased from 10% to 15% for the period from June 2, 2003 through the maturity date, with 10% payable in cash and 5% payable in additional notes with the same terms. All other terms and conditions of the New Credit Agreement remain unchanged.

The Company entered into a consulting agreement, dated October 4, 2000, with Sugarman Company, LLP, a company in which Randy Sugarman is the managing partner and has an 80% ownership interest. Under the agreement and in accordance with the terms of the Companys restructuring in fiscal year 2001, Mr. Sugarman was engaged by the Company to evaluate its financial position and operations and make recommendations to senior management regarding changes that need to be made to improve profitability and liquidity. Mr. Sugarmans services were performed on an hourly basis, plus out-of-pocket expenses, and the Company was billed accordingly. From May 16, 2001 until August 9, 2002, Mr. Sugarman served as Interim Chief Executive Officer and President of the Company. Mr. Sugarman ceased to be an officer of the Company on August 9, 2002, in connection with the conclusion of the Companys engagement of Sugarman Company LLP. The Company incurred consulting fees of $211,000, plus expenses of $47,000 through August 9 of the current fiscal year under the consulting agreement. The Company incurred consulting fees of $390,000 and $221,000, plus expenses of $72,000 and $51,000, for consulting services under the agreement for the fiscal years 2002 and 2001, respectively.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Ms. Gilleece and Mr. Perekslis were members of the Compensation Committee during the Company’s 2003 fiscal year. Mr. Perekslis has been a Managing Director at Centre Partners Management LLC since 2001. Centre Partners Management LLC is a major shareholder of, and, as described above, lender to the Company.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The compensation policies of the Company have been developed to link the compensation of executive officers with the development of enhanced value for the Company’s stockholders. Through the establishment of both short-term and long-term incentive plans and the use of base salary and performance bonus combinations, the Company seeks to align the financial interests of its executive officers with those of its stockholders.

PHILOSOPHY AND COMPONENTS

In designing its compensation programs, the Company has followed its belief that compensation should reflect both the Company’s recent performance and the value created for stockholders, while also supporting the broader business strategies and long-range plans of the Company. In doing so, the compensation programs for the last fiscal year reflected the following general characteristics:

•	The Company’s financial performance and, in particular, that of the individual.

•	An annual incentive arrangement that generates a portion of compensation based on the achievement of specific performance goals in relation to the Company’s internal budget and strategic initiatives, with superior performance resulting in enhanced total compensation.

The Company’s executive compensation was based upon the components listed below, each of which is intended to serve the overall compensation philosophy:

Base Salary.    Base salary is intended to be set at a level that approximates the competitive amounts paid to executive officers of similar businesses in structure, size, and industry orientation. Salaries are determined informally through a review of published compensation surveys and proxy statements of other similar companies.

Incentive Compensation.    In accordance with the Company’s philosophy of tying a substantial portion of the overall compensation of its executive officers to the achievement of specific performance goals, an incentive plan has been developed for the executive officers. The Company’s incentive plan is designed to reward superior performance with total compensation above competitive levels. On the other hand, if performance goals are not achieved and the Company suffers as a result, compensation of affected executive officers may fall below competitive levels.

Stock Options.    The Company periodically considers awards to its executive officers of stock options granted under the terms of its Stock Option Plan. Options are awarded by the Stock Options Subcommittee to selected executive officers and other persons in recognition of outstanding contributions they may have made (or are being motivated to make) to the Company’s growth, development, or financial performance. The awarding of options is designed to encourage ownership of the Company’s Common Stock by its executive officers, thereby aligning their personal interests with those of our shareholders. No stock options were granted during the Company’s 2003 fiscal year.

The Compensation Committee reviews and determines the compensation of the executive officers of the Company with this philosophy on compensation as its basis. While promoting initiative and providing incentives for superior performance on behalf of the Company for the benefit of its shareholders, the Compensation Committee also seeks to assure that the Company is able to compete for and retain talented personnel who will lead the Company in achieving levels of growth and financial performance that will enhance shareholder value over the long-term as well as short-term.

CEO COMPENSATION

Effective August 9, 2002, the Company appointed Mr. Ronavan R. Mohling as Chief Executive Officer and entered into an employment agreement with Mr. Mohling. The base salary provided to Mr. Mohling was consistent with what the Compensation Committee believed was competitive in the Company’s industry, opportunities for bonus compensation were tied to the Company’s performance, and options granted to Mr. Mohling were subject to vesting over a period of time consistent in terms of value to its stockholders. The bonus provided to Mr. Mohling for 2003 was directly tied to the Company’s substantially improved performance for the year.

On October 4, 2000 the Company entered into a consulting agreement with Sugarman & Company, LLP, a company in which Randy Sugarman is the managing partner and has an 80% ownership interest. Mr. Sugarman’s compensation as Chief Executive Officer from May 16, 2001 until August 9, 2002 was included in the payments made under the terms of the consulting agreement as further described under Compensation Committee Interlocks and Insider Participation. There were no other arrangements with Mr. Sugarman.

The Compensation Committee

Mary Ann Gilleece
Scott Perekslis

AUDIT COMMITTEE REPORT

Pursuant to the Committee’s written charter, which is reviewed annually, and on behalf of the Board of Directors, the Audit Committee provides oversight with respect to the Company’s accounting, auditing and financial reporting practices. Management has the primary responsibility for the financial reporting process and the consolidated financial statements, including the systems of internal control. The Company’s independent auditors, PricewaterhouseCoopers LLP, are responsible for auditing the annual consolidated financial statements and for expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America.

The Audit Committee is not responsible for preparing financial statements or conducting audits, which are the responsibility of management and the independent auditors, respectively.

In connection with the March 31, 2003 financial statements, the Audit Committee has:

•	discussed with the independent auditors the overall scope and plans for their audit;

•	reviewed and discussed the audited consolidated financial statements included in the Company’s 2003 Annual Report with management and the independent auditors and received management’s representation that the consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America;

•	discussed with the independent auditors the matters (including the quality of the financial statements and clarity of disclosures) required to be discussed under the American Institute of Certified Public Accountants Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended;

•	reviewed and considered the written disclosures and the letter received from the independent auditors, as required by Independence Standards Board Standard No. 1, and have discussed with the independent auditors their independence from the Company and its management;

•	considered the nature of the nonaudit services, if any, performed by the independent auditors, including the compatibility of those services with their independence; and

•	met with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Based on the reviews and discussions referred to above, we recommended to the Board of Directors, and the Board has approved, the inclusion of the audited consolidated financial statements referred to above in the Company’s Annual Report on Form 10-K for the year ended March 31, 2003, for filing with the Securities and Exchange Commission.

The Audit Committee:

R.C. Whitaker

APPOINTMENT OF INDEPENDENT AUDITORS

Upon recommendation of the Audit Committee, the Board of Directors appointed PricewaterhouseCoopers LLP to serve as the Company’s independent auditors for the year ending March 31,2004. Such appointment is not subject to ratification or other vote by the stockholders.

A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting of Stockholders, with opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.

Change of Independent Auditors

Effective April 17, 2002, the Board of Directors, upon the recommendation of the Audit Committee of Firearms Training Systems, Inc. dismissed Arthur Andersen LLP as the Company’s independent auditors and engaged PricewaterhouseCoopers LLP to serve as the Company’s independent auditors for the year ended March 31, 2002.

Arthur Andersen LLP’s audit reports on Firearms Training Systems, Inc.’s financial statements for the two fiscal years ended March 31, 2002 did not contain an adverse opinion or disclaimer of opinion and no such report was qualified or modified as to uncertainty, audit scope or accounting principles. In connection with its audits for Firearms Training Systems, Inc.’s two fiscal years ended March 31, 2001 and through April 17, 2002, there were no disagreements between Firearms Training Systems, Inc. and Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Arthur Andersen LLP would have caused them to make reference thereto in their report on the financial statements for such years. During the Company’s two fiscal years ended March 31, 2001 and through April 17, 2002, there have been no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K. Firearms Training Systems, Inc. requested Arthur Andersen LLP to furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements made by the Company. A copy of such letter, dated April 30, 2002, was filed as Exhibit 16.1 to Firearms Training Systems, Inc.’s Current Report on Form 8-K/ A, dated as of April 30, 2002.

During the two fiscal years ended March 31, 2002 and the interim period from April 1, 2002 through April 17, 2002, Firearms Training Systems, Inc. did not consult with PricewaterhouseCoopers LLP regarding any of the matters or events set forth in Item 304(a)(2) of Regulation S-K.

FEES BILLED TO THE COMPANY BY PRICEWATERHOUSECOOPERS LLP

Audit Fees

Aggregate fees billed for professional services rendered by PricewaterhouseCoopers LLP for the audit of the Company’s annual financial statements included in its Annual Reports on Form 10-K, and for review of the financial statements included in the Company’s quarterly reports on Forms 10-Q for the fiscal years ended March 31, 2003 and 2002 were $191,000 and $167,900, respectively.

Audit-Related Fees

Audit-related services billed to the Company by PricewaterhouseCoopers LLP for the fiscal year ended March 31, 2003 amounted to $13,100 for an audit of the Company’s employee benefit plan. There were no audit-related fees billed by PricewaterhouseCoopers LLP for professional services for the fiscal year ended March 31, 2002.

Financial Information Systems Design and Implementation Fees

There were no fees billed by PricewaterhouseCoopers LLP for professional services related to financial information system design and implementation for the fiscal years ended March 31, 2003 and 2002.

All Other Fees

There were no other fees billed by PricewaterhouseCoopers LLP for professional services for the fiscal years ended March 31, 2003 and 2002.

The Audit Committee has considered the nature of the above-listed services provided by PricewaterhouseCoopers LLP and determined that they are compatible with their provision of independent audit services.

STOCK PERFORMANCE GRAPH

Set forth below is a line graph comparing the percentage change in the cumulative total stockholder return on the Company’s Common Stock against the cumulative total return of The Nasdaq National Market (U.S.) and the cumulative total return for a group of companies consisting of Apollo Group Inc. (Class A), ECC International Corp., Evans & Sutherland Computer Corporation, Imax Corporation, Learning Tree International, Inc., Orbital Sciences Corporation, REMEC Inc., for the period commencing March 31, 1998 and ending on March 31, 2003.

STOCKHOLDER PROPOSALS

According to the Company By-laws, only such business shall be conducted at an annual meeting of stockholders as shall have been properly brought before the meeting. For business to be properly brought before the meeting it must be: (i) authorized by the Board of Directors and specified in the notice, or a supplemental notice, of the meeting, (ii) otherwise brought before the meeting by or at the direction of the Board of Directors or the chairman of the meeting, or (iii) otherwise properly brought before the meeting by a stockholder. For business to be properly brought by a stockholder, the stockholder must have given written notice thereof to the Secretary, delivered or mailed to and received at the principal executive offices of the Company (x) not less than 60 days nor more than 90 days prior to the meeting, or (y) if less than 70 days notice of the meeting or prior public disclosure of the date of the meeting is given or made to stockholders, not later than the close of business on the tenth day following the day on which the notice of the meeting was mailed, or if earlier, the day on which such public disclosure was made. These requirements are separate and apart from and in addition to the SEC’s requirements that a shareholder must meet to have a shareholder proposal included in the Company’s proxy statement under SEC Rule 14a-8.

Stockholders who desire to submit to the Company proposals for consideration for inclusion in the Company’s proxy materials for the 2004 Annual Meeting of Stockholders of Firearms Training Systems, Inc. must submit such proposals to the Secretary of the Company for receipt by the Secretary on or prior to March 30, 2004.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company pursuant to Rule 16a-3(e) during the fiscal year ended March 31, 2003 and Forms 5 and amendments thereto furnished to the Company with respect to such fiscal year, to the best of management’s knowledge, all Section 16(a) filing requirements applicable to its officers, directors and 10% stockholders were complied with.

OTHER MATTERS

Management does not intend to present to the Annual Meeting any business other than the items stated in the Notice of Annual Meeting of Stockholders and knows of no other business to be presented for action at the meeting. If, however, any other business should properly come before the meeting or any adjournments thereof, it is intended that all management proxies will be voted with respect thereto in accordance with the best judgment of the persons named in the proxies.

FIREARMS TRAININGS SYSTEMS, INC.

By Order of the Board of Directors,

JOHN A. MORELLI

Secretary

Dated:    July 29, 2003

DETACH HERE

PROXY

FIREARMS TRAINING SYSTEMS, INC

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 29, 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, having received notice of the Annual Meeting of Stockholders and revoking all prior proxies, hereby appoints Ronavan Mohling and John A. Morelli, and each of them, attorneys or attorney of the undersigned, with full power of substitution in each of them, for and in the name of the undersigned, to attend the Annual Meeting of Stockholders of Firearms Training Systems, Inc. (the Company) to be held Friday, August 29, 2003, at 10:00 A.M., Eastern Time, and any postponement or adjournment thereof, and to vote and act upon the following matters in respect of all shares of common stock of the Company that the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess, if personally present.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED AND AS INDICATED HEREIN. IF NO DIRECTION IS GIVEN WITH RESPECT TO THE ELECTION OF MR. PEREKSLIS AND MR. WHITAKER, THIS PROXY WILL BE VOTED FOR SUCH ELECTION. THE PROXIES, IN THEIR DISCRETION, WILL VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

Attendance of the undersigned at the meeting or any postponement or adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate at such meeting the intention of the undersigned to vote such shares in person.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.

If shares are held by more than one owner, each must sign. Executors, administrators, trustees, guardians, and others signing in a representative capacity should give their full titles.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

DETACH HERE

☒	Please mark votes as in this example.

1. Election of Directors: To re-elect the following nominees, as directors of the Company, for a term of three years: NOMINEES: (01)Scott Perekslis and (02)Ronald C. Whitaker	2. Tovote, in the proxies discretion, upon such other business as may properly come before the meeting or any postponement or adjournment thereof.

FOR BOTH NOMINEES	☐	☐	WITHHELD FROM BOTH NOMINEES

☐

  For both nominee(s) except as written above

Mark box at right if an address change or comment  has been noted on the reverse side of this card.        ☐

Please be sure to sign and date this proxy.

Signature:                                                        Date:                                                         Signature:                                                        Date: